Birner Dental Management Services, Inc. Announces 2018 First Quarter Financial Results

Revenue Increases 1.0% versus Q1 2017

New Patient Visits up 5.9% versus Q1 2017

Total Patient Visits up 4.6% versus Q1 2017

DENVER, May 15, 2018 /PRNewswire/ -- Birner Dental Management Services, Inc. (OTCQX: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter ended March 31, 2018. For the quarter ended March 31, 2018, revenue increased $161,000, or 1.0%, to $15.8 million compared to $15.7 million for the quarter ended March 31, 2017. The Company's earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense ("Adjusted EBITDA") decreased $385,000, or 49.6%, to $392,000. This result includes $66,000 of one-time expenses related to the accounting and valuation consulting services the Company utilized in connection with the $5,000,000 financing completed in December 2017. Net loss for the quarter ended March 31, 2018 increased $253,000 to $(478,000) compared to $(225,000) for the quarter ended March 31, 2017. Loss per share increased to $(0.25) for the quarter ended March 31, 2018 compared to $(0.12) for the quarter ended March 31, 2017. During the quarter ended March 31, 2017, the Company had capital expenditures of $126,000 and decreased bank debt outstanding by approximately $125,000.

The Company continues to experience strong patient flow with new patient visits up 5.9% in the first quarter of 2018 compared to the first quarter of 2017 and total patient visits up 4.6% in the first quarter of 2018 compared to the first quarter of 2017. The Company had 107 dentists at March 31, 2018 compared to 112 dentists at December 31, 2017 and 102 dentists at March 31, 2017.

The company was unable to convert its strong patient flow to earnings due to the slow ramp in productivity from new dental professionals and decreases in hygiene and oral surgery revenues. The Company expects productivity of new dentists to increase with time and a recently hired hygiene director to assist with hygienist productivity.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of March 31, 2018, the Company managed 68 dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended March 31, 2018 on Tuesday, May 15, 2018 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-298-3465 and refer to Confirmation Code 9279206 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on May 15, 2018, the rebroadcast number is 1-888-203-1112 with the pass code of 9279206. This rebroadcast will be available through May 29, 2018.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in future periods, including improvement in operating results and dentist hiring, the amount of bank debt, compliance with debt covenants, performance of de novo offices, the payment or nonpayment of dividends, dentist count, dentist turnover and recruitment, dentist productivity, new patient visits and patient flow and the impact of certain shareholder matters. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2017. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarters Ended
	March 31,
	2017		2018
REVENUE:
Dental practice revenue	$ 14,618,704		$ 14,858,074
Capitation revenue	1,041,976		963,393
	15,660,680		15,821,467

DIRECT EXPENSES:
Clinical salaries and benefits	9,466,299		9,820,077
Dental supplies	628,406		696,314
Laboratory fees	881,141		883,376
Occupancy	1,550,259		1,614,021
Advertising and marketing	169,904		131,458
Depreciation and amortization	964,802		778,701
General and administrative	1,263,626		1,335,937
	14,924,437		15,259,884

Contribution from dental offices	736,243		561,583

CORPORATE EXPENSES:
General and administrative	959,458	(1)	1,001,389	(1)
Depreciation and amortization	46,084		33,374

OPERATING LOSS	(269,299)		(473,180)
Interest expense, net	72,423		164,143

LOSS BEFORE INCOME TAXES	(341,722)		(637,323)
Income tax benefit	(116,663)		(159,332)

NET LOSS	$ (225,059)		$ (477,991)

Net loss per share of Common Stock - Basic	$ (0.12)		$ (0.25)

Net loss per share of Common Stock - Diluted	$ (0.12)		$ (0.25)

Weighted average number of shares of Common Stock and dilutive securities:
Basic	1,860,261		1,874,694

Diluted	1,860,261		1,874,694

(1)	Corporate expenses - general and administrative includes $35,236 and $52,976 of stock-based compensation expense pursuant to ASC Topic 718 for the quarters ended March 31, 2017 and 2018, respectively.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	March 31,
ASSETS	2017	2018
CURRENT ASSETS:
Cash	$ 1,888,828	$ 2,009,097
Accounts receivable, net of allowance for doubtful accounts of approximately $500,000 and $475,000, respectively	3,772,514	4,206,930
Note receivable	33,768	25,600
Prepaid expenses and other assets	655,310	917,241

Total current assets	6,350,420	7,158,868

PROPERTY AND EQUIPMENT, net	5,016,141	4,541,000

OTHER NONCURRENT ASSETS:
Intangible assets, net	5,876,053	5,664,911
Deferred charges and other assets	163,991	163,991
Total assets	$ 17,406,605	$ 17,528,770

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 4,210,521	$ 3,946,822
Accrued expenses	777,863	804,524
Accrued payroll and related expenses	2,009,720	2,719,982
Current maturities of long-term debt	750,000	800,000

Total current liabilities	7,748,104	8,271,328

LONG-TERM LIABILITIES:
Deferred tax liability, net	101,482	17,021
Bank credit facilities, net	5,684,085	5,511,818
Convertible senior subordinated secured notes, net	4,445,862	4,519,150
Other long-term obligations	1,190,811	1,173,598

Total liabilities	19,170,344	19,492,915

	10,000	10,000

SERIES A PREFERRED STOCK, no par value, 100 shares authorized, 10 shares outstanding	-	-

SHAREHOLDERS' EQUITY / (DEFICIT):
Preferred Stock, no par value, 7,999,900 shares authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized; 1,872,761 and 1,874,761 shares issued and outstanding, respectively	2,060,208	2,113,184
Accumulated deficit	(3,833,947)	(4,087,329)

Total shareholders' deficit	(1,773,739)	(1,974,145)

Total liabilities and shareholders' deficit	$ 17,406,605	$ 17,528,770

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net loss can be made by adding depreciation and amortization expense - offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax benefit to net loss as in the table below.

	Quarters
	Ended March 31,
	2017	2018
RECONCILIATION OF ADJUSTED EBITDA:
Net loss	($225,059)	($477,991)
Add back:
Depreciation and amortization - Offices	964,802	778,701
Depreciation and amortization - Corporate	46,084	33,374
Stock-based compensation expense	35,236	52,976
Interest expense, net	72,423	164,143
Income tax benefit	(116,663)	(159,332)

Adjusted EBITDA	$776,823	$391,871